FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

          THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of the first day of September, 1997 by and among HOME PROPERTIES OF NEW YORK, L.P., a New York limited partnership (the "Surviving Partnership"), HENRY A. QUINN ("Quinn"), PK PARTNERSHIP, a Pennsylvania limited partnership (the "Merged Partnership"), and the undersigned partners of the Merged Partnership (the "PK Partners").

                            BACKGROUND

          A. The Surviving Partnership, Quinn and the Merged Partnership are parties to an Agreement and Plan of Merger dated as of July 31, 1997 (the "Merger Agreement"). All capitalized terms in this Agreement which are not otherwise defined herein shall have the same meanings as such capitalized terms are given in the Merger Agreement.

          B. The General Partner has obtained the consent of the holders of more than 80% of the Interests in the Merged Partnership to contribute their Interests in the Merged Partnership to the Surviving Partnership, and the parties hereto now wish to amend the Merger Agreement as provided in
Section 11.1 thereof.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

          1. The PK Partners are hereby added as additional parties to the Agreement. The personal liability of the PK Partners shall be limited as provided in Section 9.14 of the Merger Agreement.

          2. The parties hereto hereby agree that the Merger shall be effected by the contribution by the PK Partners of the Interests in the Merged Partnership to the Surviving Partnership rather than by a merger of the Merged Partnership into the Surviving Partnership.

          3. The parties hereto agree to take all actions which are necessary to effect the Merger by the contribution by the PK Partners of the Interests in the Merged Partnership to the Surviving Partnership rather than by a merger of the Merged Partnership into the Surviving Partnership.

          4. Except as amended by this Agreement, all of the terms and conditions of the Merger Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SURVIVING PARTNERSHIP:

HOME PROPERTIES OF NEW YORK,L.P., a New York limited partnership

By: Home Properties of New York, Inc.,
       its General Partner

       By: /s/ Ann M. McCormick
       ---------------------------
        Ann M. McCormick, Vice President

PK PARTNERSHIP, a Pennsylvania limited
partnership

By:    /s/ Henry A. Quinn
       ----------------------------
       Henry A. Quinn, General Partner

QUINN:

/s/ Henry A. Quinn
--------------------
Henry A. Quinn

PK PARTNERS:

 /s/ Henry A. Quinn
---------------------
  Henry A. Quinn, as Attorney-In-Fact for
  the PK Parners listed on Exhibit "A"
  attached to this Agreement



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                            EXHIBIT "A"


                          PK PARTNERS